Exhibit 99.1

J.L HALSEY REPORTS SECOND QUARTER REVENUE OF $9.5 MILLION;

CITES CONTINUED STRONG DEMAND FOR HOSTED SERVICES

(WILMINGTON, DE), February 14, 2007—J.L. Halsey Corporation (OCTCBB: JLHY.OB) today reported results for the second quarter and first six months of fiscal 2007. The results for both periods reflect the acquisitions of EmailLabs, which occurred on October 11, 2005, and ClickTracks Analytics, Inc., and Hot Banana Software, Inc., both of which occurred on August 18, 2006.

For the quarter ended December 31, 2006, J.L. Halsey reported revenues of $9.5 million, an increase of 53 percent over revenues of $6.2 million in the same period a year ago, and a 13 percent increase over revenues of $8.4 million in the first quarter of fiscal 2007. The company reported a net loss on a GAAP basis of $624,000, or $0.01 per share, in the second quarter of 2007 compared with net income of $801,000, or $0.01, in the same period a year ago. Net income on a non-GAAP basis for the second quarter of 2007 was $44,000, or $0.00 per diluted share, compared with net income on a non-GAAP basis of $1.5 million, or $0.02 per diluted share, in the second quarter of 2006. Non-GAAP net income excludes amortization of intangibles related to the company’s acquisitions of $1,046,000 and $719,000 in the second quarters of 2007 and 2006, respectively. In addition, non-GAAP net income excludes stock-based compensation expense of $144,000 and $205,000 and gains on disposal of discontinued operations of $522,000 and $209,000 in the second quarters of 2007 and 2006, respectively.

For the first six months of fiscal 2007, the company reported revenues of $17.9 million, an increase of 85 percent over revenues of $9.7 million in the same period a year ago. The company reported a net loss on a GAAP basis of $1.1 million, or $0.01 per share, in the first six months of 2007, compared with net income of $1,327,000, or $0.02 per diluted share, in the same period a year ago. Net income on a non-GAAP basis for the first six months of 2007 was $677,000, or $0.01 per diluted share, compared with net income on a non-GAAP basis of $2.4 million, or $.03 per diluted share, in the first six months of 2006. Non-GAAP net income excludes amortization of intangibles related to the company’s acquisitions of $1,949,000 and $1,111,000 in the first six months of 2007 and 2006, respectively. In addition, non-GAAP net income excludes stock-based compensation expense of $283,000 and $310,000 and gains on disposal of discontinued operations of $486,000 and $340,000 in the first six months of 2007 and 2006, respectively.

“We continued the strong start to fiscal 2007 with another quarter of very solid revenue growth,” said Luis Rivera, the company’s interim chief executive officer. “Our financial performance reflects Halsey’s ability to address the market shift toward hosted software and we are driving market share penetration in an expanding market. Hosted revenues at Lyris and EmailLabs grew by more than 50 percent over the second quarter of last year, while overall revenues at EmailLabs and Lyris increased more than 30 percent in the second quarter of 2007 versus the same period in 2006. Also, based on our strong recurring revenue performance to date, we expect to have excess cash available to pay down debt during the year,” he continued.

The company said that overall second quarter 2007 revenues included 64 percent from hosted software activities, while licensed software sales contributed 22 percent and maintenance and services contributed 14 percent.

The company added more than 500 clients during the quarter, including Ingersoll-Rand and Ice.com.

“We continue to integrate our two most recent acquisitions and transition ClickTracks and Hot Banana from software licensing driven models to companies that can address the growing market demand for hosted software solutions,” Rivera noted. “In addition, we are readying a number of new versions of our products that we plan to introduce over the second half of our fiscal year, including an application from Hot Banana that will include integration with offerings from ClickTracks and EmailLabs,” he added.

During the quarter, both Lyris and EmailLabs were recognized as “Leaders” in a JupiterResearch vendor comparison of email service providers to small-to-medium size companies. In addition, Hot Banana added several new channel partners and introduced a new multilingual content management plug-in that automates the process of translating and publishing Web site content into multiple languages.

Non-GAAP Net Income

Non-GAAP net income is a financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Management believes that it may be useful in measuring the company’s operations to exclude amortization of intangibles, stock-based compensation expense and gains or losses from discontinued operations. Management also believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is a performance measure only and it does not provide any measure of the company’s cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP.

About J.L. Halsey Corporation

J.L. Halsey (OTCBB: JLHY.OB) is a leading eMarketing company that provides technology solutions for marketers at mid-size businesses. Its wholly-owned subsidiaries—Lyris Technologies, EmailLabs, ClickTracks and Hot Banana—provide a suite of best-of-breed tools for managing email marketing campaigns end-to-end, publishing and managing Web site content, creating landing pages and optimizing sites based on sophisticated, yet easy-to-use, Web analytics. Clients include Nokia, Adobe, PalmSource, Johns Hopkins University and Jupitermedia. For more information, please visit www.jlhalsey.com, www.lyris.com, www.emaillabs.com, www.clicktracks.com, www.hotbanana.com and www.sparklist.com.

Precautionary Statements Regarding Forward-Looking Information

Some of the statements in this news release may include forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect our current vies with respect to future events and financial performance. These forward-looking statements, which may apply to us specifically or the email marketing technology and services industry in general, are made pursuant to the safe harbor provisions of the PSLRA and include estimates and assumptions related to economic, competitive, regulatory, judicial, legislative and other developments. Statements that include the words, “expects,”  “intends,” “plan,” “believe,” “project,” “estimate,” “may, “should,” “anticipate,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, these are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. Certain risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K and Quarterly Report on 10-Q under the section entitled, “Business-Risk Factors.” This section, along with other sections of our reports filed with the Securities and Exchange Commission, describes some, but not all, of the factors that could cause actual results to differ significantly from management’s expectations and have a material adverse effect on the businesses, financial condition and common stock of the company. This list of factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our filings with SEC available at www.sec.gov. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

If one or more of these risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this news release reflect our views as of the date of this news release with respect to future events, and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Contacts:

Richard McDonald

Director, Investor Relations

J.L. Halsey Corporation

(610) 688-3305

Rich.mcdonald@jlhalsey.com

Loren T. McDonald

Chief Marketing Officer

J.L. Halsey Corporation

(650) 388-3542

loren.mcdonald@jlhalsey.com

Neal Rosen

Kalt Rosen & Co.

(415) 397-2686

Rosen@KRC-IR.com

J. L. Halsey Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except for per share data)

	Fiscal Quarter Ended December 2006
	GAAP Results	Share Based Compensation Expense	Amortization of Intangibles	Gain on Discontinued Operations	Non-GAAP Results

Software and services revenue	$9,503				$9,503
Cost of revenues	2,527	(18)			2,508
Amortization of intangibles	599		(599)
Gross profit	6,377	18	599		6,995
Operating expenses:
General and administrative expenses	3,129	(90)			3,039
Research & development	416	(5)			411
Sales & marketing	2,910	(31)			2,879
Amortization of intangibles	447		(447)
Income (loss) from operations	(525)	144	1,046		667
Interest income	1				1
Interest expense	(608)				(608)
Other income	77				77
Income (loss) from continuing operations before income taxes	(1,055)	144	1,046		135
Income tax provision	91				91
Net income (loss) from continuing operations	(1,146)	144	1,046		44
Gain (loss) on disposal of discontinued operations, net of tax	522			(522)
Net income (loss)	(624)	144	1,046	(522)	44
Net income (loss) per share basic and diluted	$(0.01)				$0.00

Shares used to compute net income (loss) per share:

Basic	86,007,968				86,007,968
Diluted	86,007,968				86,007,968

This press release discloses non-GAAP measures of net income and earnings per share which are not  financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”).  Management believes that these non-GAAP measures can be useful  for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable,  share based compensation expense, amortization of intangibles and gains or losses on discontinued operations.  However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.  Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.

J. L. Halsey Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except for per share data)

	Six Months Ended December 2006
	GAAP Results	Share Based Compensation Expense	Amortization of Intangibles	Gain on Discontinued Operations	Non-GAAP Results

Software and services revenue	$17,879				$17,879
Cost of revenues	4,570	(46)			4,524
Amortization of intangibles	1,103		(1,103)
Gross profit	12,206	46	1,103		13,355
Operating expenses:
General and administrative expenses	5,865	(162)			5,703
Research & development	1,002	(10)			992
Sales & marketing	4,925	(65)			4,860
Amortization of intangibles	846		(846)
Income (loss) from operations	(432)	283	1,949		1,800
Interest income	15				15
Interest expense	(1,062)				(1,062)
Other income	77				77
Income (loss) from continuing operations before income taxes	(1,402)	283	1,949		830
Income tax provision	153				153
Net income (loss) from continuing operations	(1,555)	283	1,949		677
Gain (loss) on disposal of discontinued operations, net of tax	486			(486)
Net income (loss)	(1,069)	283	1,949	(486)	677
Net income (loss) per share basic and diluted	$(0.01)				$0.01

Shares used to compute net income (loss) per share:

Basic	85,277,628				85,277,628
Diluted	85,277,628				85,277,628

Use of Non-GAAP Financial Measures

This press release discloses non-GAAP measures of net income and earnings per share which are not  financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”).  Management believes that these non-GAAP measures can be useful  for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable,  share based compensation expense, amortization of intangibles and gains or losses on discontinued operations.  However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.  Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.